EXHIBIT 5


                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each of General Electric Company ("GE") and National Broadcasting Company Holding, Inc. ("NBC Holding"), and each person signing this Power of Attorney on behalf of GE or NBC Holding, constitutes and appoints Richard Cotton its and his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for and on behalf of each of them and in each of their respective names, places and steads, in any and all capacities, to sign any Statements on Schedule 13D, Form 3, Form 4 or Form 5 under the Securities Exchange Act of 1934, and any and all amendments to any thereof, and other documents in connection therewith (including, without limitation, any joint filing agreement with respect to any Statement on Schedule 13D or amendment thereto), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  August 10, 1995


                                   GENERAL ELECTRIC COMPANY


                                   By:/s/ B.W. Heineman, Jr.
                                      --------------------------------
                                      Name:    B.W. Heineman, Jr.
                                      Title:   Senior Vice President,
                                               General Counsel and
                                               Secretary


                                   NATIONAL BROADCASTING COMPANY
                                     HOLDING, INC.


                                   By:/s/ B.W. Heineman, Jr.
                                      -----------------------------------
                                      Name:    B.W. Heineman, Jr.
                                      Title:   Secretary